Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the Post-Effective Amendment No. 1 to the Form SB-2 Registration Statement No. 333-5011 of our report dated July 2, 1997, on our audits of the consolidated financial statements of Pacific Aerospace & Electronics, Inc. and its subsidiaries for the year ended May 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Post-Effective Amendment No. 1.


                                       /s/ MOSS ADAMS LLP




Everett, Washington
October 31, 1997